Exhibit 4.2

ECOLAB INC.

$500,000,000 5.250% Notes due 2028

TWELFTH SUPPLEMENTAL INDENTURE

Dated as of November 17, 2022

to

Indenture dated as of January 12, 2015

COMPUTERSHARE TRUST COMPANY, N.A. (AS SUCCESSOR TO

WELLS FARGO BANK, NATIONAL ASSOCIATION)

Trustee

This TWELFTH SUPPLEMENTAL INDENTURE (this “Twelfth Supplemental Indenture”) dated as of November 17, 2022, is between ECOLAB INC., a Delaware corporation (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., as successor to Wells Fargo Bank, National Association (the “Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of January 12, 2015 (the “Existing Indenture,” and, together with this Twelfth Supplemental Indenture, the “Indenture”), providing for the issuance by the Company from time to time of its debt securities to be issued in one or more series;

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Existing Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Twelfth Supplemental Indenture to the Existing Indenture in order to issue a new series of debt securities to be designated as provided in Section 1.02 hereof, and to set forth the terms that will be applicable thereto and the forms thereof;

WHEREAS, the Company has duly determined to appoint Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, as Trustee, Registrar and Paying Agent under the Indenture with respect to the Notes and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, is willing to accept such appointment with respect to the Notes;

WHEREAS, Section 10.07 of the Existing Indenture provides that any corporation succeeding to all or substantially all of the corporate trust business of the Trustee shall be the successor of the Trustee under the Indenture without the execution or filing of any paper or any further act on the part of any of the parties thereto, provided such corporation shall be otherwise qualified and eligible under Article X of the Existing Indenture;

WHEREAS, Computershare Trust Company, N.A. on November 1, 2021 purchased all or substantially all of the corporate trust business of Wells Fargo Bank, National Association, and is qualified and eligible to act as trustee under the Existing Indenture;

WHEREAS, Sections 2.01, 3.01 and 13.01 and of the Existing Indenture provide, among other things, that the Company and the Trustee may, without the consent of Holders, enter into indentures supplemental to the Existing Indenture to provide for specific terms applicable to any series of Securities and to add to the covenants of the Company for the benefit of the Holders of each series of Securities (and if such covenants are to be for the benefit of less than all series of notes, stating that such covenants are expressly being included solely for the benefit of such series); and

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture against payment therefor, the valid, binding and legal obligations of the Company and to make this Twelfth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

APPLICATION OF TWELFTH SUPPLEMENTAL INDENTURE

AND CREATION OF NOTES

Section 1.01Application of this Twelfth Supplemental Indenture.

Notwithstanding any other provision of this Twelfth Supplemental Indenture, pursuant to Section 13.01 of the Existing Indenture, the provisions of this Twelfth Supplemental Indenture, including the covenants set forth herein, are expressly being included solely for the benefit of the Holders of the Notes. The Notes comprise one series of Securities pursuant to Section 3.01 of the Existing Indenture and as provided in Section 1.02 hereof.

Section 1.02Designation and Amount of Notes.

There is hereby established a series of Securities designated the “5.250% Notes due 2028” (the “Notes”). The Notes shall be unsecured and unsubordinated obligations of the Company. The initial maximum aggregate principal amount of the Notes that may be authenticated and delivered under this Twelfth Supplemental Indenture shall not exceed $500,000,000, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, Notes pursuant to Sections 3.04, 3.06, 3.07 and 4.06 of the Existing Indenture. Notwithstanding the foregoing, the Company may from time to time, without giving notice to or seeking the consent of the Holders of the Notes, issue debt securities having the same terms (except for the issue date, and, in some cases, the public offering price and the first Interest Payment Date) and ranking equally and ratably with the Notes created hereunder (the “Additional Notes”). The Notes and the Additional Notes shall together constitute one series for purposes of the Existing Indenture and this Twelfth Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, provided they are fungible for U.S. federal income tax purposes and that no Event of Default with respect to the Notes shall have occurred or be continuing.

Section 1.03Terms; Denominations; Form of Security.

(a)The Notes are issuable in fully registered form as Global Securities without coupons, in denominations of $2,000 or any amount in excess thereof that is an integral multiple of $1,000, and shall be in substantially the form of Exhibit A hereto. The Depository Trust Company (“DTC”) shall act as Depositary for the Notes. Notwithstanding the foregoing, the Notes shall be issued as Individual Securities to each Person that the Depositary identifies as the beneficial owner of the Notes represented by the Global Securities upon surrender by the Depositary of the Global Security if:

(i)the Depositary notifies us that it is no longer willing or able to act as a depositary for such Global Security or ceases to be a clearing agency registered under the

Exchange Act, and the Company shall not have appointed a successor Depositary within 90 days of that notice or becoming aware that the Depositary is no longer so registered;

(ii)an Event of Default has occurred and is continuing, and the Depositary requests the issuance of certificated notes; or

(iii)the Company determines not to have the Notes represented by a Global Security.

(b)The terms and provisions contained in the form of Note attached hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Twelfth Supplemental Indenture and the Company, by its execution and delivery of this Twelfth Supplemental Indenture, expressly agrees to such terms and provisions and to be bound thereto. Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and are not inconsistent with the provisions of the Indenture (and which do not affect the rights, duties or immunities of the Trustee), or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed.

Section 1.04Payment of Principal and Interest,

(a)The Notes shall mature, and the principal of the Notes shall be due and payable in U.S. Dollars to the Holders thereof, together with all accrued and unpaid interest thereon, on January 15, 2028 (the Stated Maturity of principal of the Notes).

(b)The Notes shall bear interest at the rate of 5.250% per annum, from and including November 17, 2022, or from the most recent Interest Payment Date on which interest has been paid or provided for, until the principal thereof becomes due and payable, and on any overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. Interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Notes shall be payable semi-annually in arrears in U.S. Dollars on January 15 and July 15 of each year, beginning July 15, 2023 to the Person in whose name a Note (or predecessor Note) is registered (which shall initially be the Depositary) at the close of business on the January 1 or July 1, as the case may be, immediately preceding each Interest Payment Date.

(c)For so long as the Notes are represented by one or more Global Securities, all payments of principal, premium, if any, and interest shall be made by the Company through the Paying Agent by wire transfer of immediately available funds in U.S. Dollars to the Depositary or its nominee, as the case may be, as the registered owner of the Global Securities representing the Notes. In the event that definitive Notes shall have been issued, all payments of principal, premium, if any, and interest with respect to the Notes shall be made by the Company through the Paying Agent by wire transfer of immediately available funds in U.S. Dollars to the accounts of the registered Holders thereof; provided, that the Company may elect to make such payments at the office of the Paying Agent in The City of Minneapolis; and provided further, that the

Company may at its option pay interest by check to the registered address of each Holder of a definitive Note.

(d)The Notes shall trade in the Depositary’s Same-Day Funds Settlement System until Stated Maturity (or until they are subject to acceleration pursuant to Article VII of the Existing Indenture), and secondary market trading activity in the Notes may be required by the Depositary to settle in immediately available funds with respect to such Notes.

(e)The Notes are subject to redemption by the Company in whole or in part in the manner described herein.

Section 1.05Sinking Fund.

The Notes are not subject to any sinking fund.

Section 1.06Defeasance and Covenant Defeasance.

The defeasance and covenant defeasance provisions of Article XI of the Existing Indenture will apply to the Notes.

Section 1.07Tax Matters.

The Company will not pay additional amount on the Notes held by Non-U.S. Persons in respect of any tax, assessment or governmental charge withheld or deducted.

ARTICLE II

DEFINITIONS

Section 2.01Definitions.

(a)All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Existing Indenture.

(b)The following terms for purposes of the Trust Indenture Act shall have the following meanings:

“indenture trustee” or “institutional trustee” shall mean the Trustee.

“indenture securities” means the Notes.

“indenture security holder” means a Holder of the Notes.

“indenture to be qualified” means this Twelfth Supplemental Indenture.

(c)The following are definitions used in this Twelfth Supplemental Indenture and to the extent that a term is defined both herein and in the Existing Indenture, the definition in this Twelfth Supplemental Indenture shall govern with respect to the Notes.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in the Sale and Leaseback Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges or any amounts required to be paid by such lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Below Investment Grade Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below Investment Grade by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its Subsidiaries, taken as a whole, to any person, other than the Company or one of its Subsidiaries;

(2)the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

(3)the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person, other than the Company or one or more of its Wholly-Owned Subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect Wholly-Owned Subsidiary of a holding company and (2) (A) the direct or indirect holders of the Voting

Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such holding company.

The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Repurchase Event” means, with respect to the Notes, the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries after deducting therefrom (a) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangibles and (b) all current liabilities (excluding any current liabilities for money borrowed having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower), all as reflected in the Company’s latest audited consolidated balance sheet contained in the Company’s most recent annual report to its stockholders prior to the time as of which “Consolidated Net Tangible Assets” shall be determined.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors who (1) was a member of the Board of Directors on November 17, 2022; or (2) was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee with respect to the Twelfth Supplemental Indenture is, at any particular time, principally administered, which office is, as of the date on which this Twelfth Supplemental Indenture is dated, located in Minneapolis, Minnesota.

c/oComputershare Trust Company, N.A.

600 South 4th Street

7th Floor

Minneapolis, Minnesota 55415

Attention: Ecolab Administrator

“Interest Payment Date” means January 15 and July 15 of each year, beginning July 15, 2023.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Operating Property” means any manufacturing or processing plant, warehouse or distribution center, together with the land upon which it is situated located within the United States or in Canada and owned and operated as of the date of this Twelfth Supplemental Indenture or thereafter by the Company or any Restricted Subsidiary and having a net book value on the date as of which the determination is being made of more than 1.0% of Consolidated Net Tangible Assets other than property which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole.

“Par Call Date” means December 15, 2027.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Restricted Subsidiaries” means all Subsidiaries other than Unrestricted Subsidiaries.

“S&P” means S&P Global Ratings and its successors.

“Treasury Rate” means, with respect to any Redemption Date with respect to the Notes, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15 (TCM)”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 (TCM) or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Unrestricted Subsidiaries” means (1) any Subsidiary substantially all of whose physical properties are located, or substantially all of whose business is carried on, outside the United States and Canada, (2) any finance Subsidiary and (3) any Subsidiary of an Unrestricted Subsidiary. In addition, the Board of Directors may designate any other Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any mortgage on any Operating Property of, the Company or any Restricted Subsidiary of the Company; provided that the Subsidiary to be so designated has total assets at the time of such designation of $5 million or less.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

“Wholly-Owned Subsidiary” of any specified Person means a Subsidiary all of whose Voting Stock is owned by the Company or a Wholly-Owned Subsidiary, the accounts of which are consolidated with those of the Company in its consolidated financial statements.

Section 2.02Other Definitions.

Term	Defined in Section

“Additional Notes”	1.02
“Change of Control Offer”	4.01(b)

“Change of Control Payment”	4.01(a)
“Change of Control Payment Date”	4.01(b)(ii)
“Debt”	5.01
“DTC”	1.03(a)
“mortgage”	5.01
“Notes”	1.02
“Remaining Life”	2.01
“Signature Law”	6.04

ARTICLE III

OPTIONAL REDEMPTION

At any time prior to the Par Call Date, the Company may redeem the Notes, at any time in whole or from time to time in part, in each case at the Company’s option, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)	100% of the principal amount of the Notes to be redeemed; and
(ii)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points less (b) interest accrued to the Redemption Date;

plus, in either case, accrued and unpaid interest, if any, to but excluding the Redemption Date.

In addition, the Company may redeem the Notes, at any time in whole or from time to time in part, at the Company’s option, on or after the Par Call Date, in each case at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to but excluding the Redemption Date.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders of the Notes as of the close of business on the Record Date according to the Notes and the Indenture.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with DTC’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each registered Holder of the Notes to be redeemed by the Company or by the Trustee on its behalf; provided that notice of redemption may be delivered more than 60 days prior to the Redemption Date if the notice is issued in connection with a defeasance of such Notes or a satisfaction and discharge of such Notes. The Company shall notify the Trustee of the Redemption Date and of the principal amount of the Notes to be redeemed at least 45 days prior to the Redemption Date, unless a shorter period is satisfactory to the Trustee.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Except as otherwise set forth in this Article III, the terms and conditions upon which and the manner in which the Notes may be redeemed by the Company pursuant to this Article III are governed by the provisions of Article IV of the Existing Indenture.

ARTICLE IV

CHANGE OF CONTROL

Section 4.01Change of Control.

(a)Upon the occurrence of a Change of Control Repurchase Event, unless all of the Notes have been called for redemption pursuant to Article III hereof, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”).

(b)Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the transaction or transactions that constitute or may constitute a Change of Control, the Company shall mail, or cause to be mailed, a notice (a “Change of Control Offer”) to each Holder of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and specifying:

(i)that the Change of Control Offer is being made pursuant to this Section 4.01 and that all Notes tendered will be accepted for payment;

(ii)the Change of Control Payment and the purchase date, which shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(iii)the CUSIP numbers for the Notes;

(iv)that any Note not tendered will continue to accrue interest;

(v)that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(vi)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii)that Holders will be entitled to withdraw their election referred to in clause (vi) if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

(viii)that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(ix)if the notice is mailed prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control Repurchase Event with respect to the Notes occurring on or prior to the payment date specified in the notice.

(c)The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.01, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.01 by virtue of such conflict.

(d)On the Change of Control Payment Date with respect to the Notes, the Company will, to the extent lawful:

(i)accept for payment all Notes or portions thereof (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

(ii)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of such Notes properly tendered; and

(iii)deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes being purchased by the Company.

The Paying Agent will promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(e)The Company shall not be required to make a Change of Control Offer with respect to the Notes upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.01 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

ARTICLE V

COVENANTS

The covenants set forth in this Article V shall be applicable to the Company in addition to the covenants in Article VI of the Existing Indenture, which shall in all respects be applicable in respect of the Notes; provided that the covenant contained in Section 6.04 of the Existing Indenture shall not be applicable to the Notes.

Section 5.01Restrictions on Liens.

The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed (herein referred to as “Debt”) if such Debt is secured by any mortgage, security interest, pledge, lien or other encumbrance (herein referred to as a “mortgage”) upon any Operating Property of the Company or any Restricted Subsidiary or any shares of stock or Debt of any Restricted Subsidiary, whether owned at the date of the issuance of the Notes or thereafter acquired, without effectively securing the Notes equally and ratably with such Debt for at least the period such other Debt is so secured unless, after giving effect thereto, the aggregate amount of all Debt so secured (not including Debt permitted in clauses (1) through (7) in the following sentence), together with all Attributable Debt in respect of Sale and Leaseback Transactions involving Operating Properties pursuant to clause (2) of Section 5.02 hereof in existence at such time would not exceed 15% of Consolidated Net Tangible Assets.

The foregoing restriction does not apply to, and therefore shall be excluded in computing secured Debt for the purpose of such restriction, Debt secured by:

(1)mortgages on Operating Property, shares of stock or Debt of any entity existing at the time such entity becomes a Restricted Subsidiary, provided that such mortgages are not incurred in anticipation of such entity’s becoming a Restricted Subsidiary;

(2)mortgages on Operating Property, shares of stock or Debt existing at the time of acquisition thereof by the Company or a Restricted Subsidiary or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on Operating Property, shares of stock or Debt to secure any Debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of Operating Property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such Operating Property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;

(3)mortgages to secure Debt owing to the Company or to a Restricted Subsidiary;

(4)mortgages on Operating Property, shares of stock or Debt existing at November 17, 2022;

(5)mortgages on Operating Property, shares of stock or Debt of a Person existing at the time such Person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

(6)mortgages on Operating Property, shares of stock or Debt in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the Operating Property subject to such mortgages; or

(7)extensions, renewals or replacements, in whole or in part, of any mortgage referred to in the foregoing clauses (1) through (6), provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, plus accrued interest and any fees and expenses, including, without limitation, premium or defeasance costs, payable in connection with any such extension, renewal or replacement.

Section 5.02Restrictions on Sale and Leaseback; Transactions.

Sale and Leaseback Transactions by the Company or any Restricted Subsidiary with a third party of any Operating Property are prohibited (except for temporary leases for a term, including renewals, of not more than 60 months and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) unless the net proceeds of such Sale and Leaseback Transactions are at least equal to the fair market value (as determined in good faith by the Board of Directors) of the Operating Property to be leased and:

(1)the Company or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled, as described in clauses (1) through (7) of the second paragraph of Section 5.01 hereof, without equally and ratably securing the Notes, to issue, assume or guarantee Debt secured by a mortgage on such Operating Property;

(2)the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transactions (other than such Sale and Leaseback Transactions as are referred to in clause (1) or (3) of this paragraph), plus the aggregate principal amount of Debt secured by mortgages on Operating Properties then outstanding (excluding any such Debt secured by mortgages described in clauses (1) through (7) of the second paragraph of Section 5.01 hereof) which do not equally and ratably secure the Notes, would not exceed 15% of Consolidated Net Tangible Assets; or

(3)the Company, within 180 days after the sale or transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Operating Property (as determined in good faith by the Board of Directors) so sold and leased back at the time of entering into such Sale and Leaseback Transaction to

(a)retire (other than any mandatory retirement, mandatory repayment or sinking fund payment or by payment at maturity) Notes or other Debt of the Company or a Restricted Subsidiary (other than Debt subordinated to the Notes) having a Stated Maturity more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application or

(b)purchase, construct or develop one or more Operating Properties (other than that involved in such Sale and Leaseback Transaction);

provided that the amount to be so applied pursuant to this clause (3) will be reduced by the principal amount of Notes delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation.

Section 5.03Other Limitations.

(a)Neither the Company nor any Restricted Subsidiary may transfer an Operating Property or shares of stock or Debt of a Restricted Subsidiary to an Unrestricted Subsidiary.

(b)An Unrestricted Subsidiary may not be designated a Restricted Subsidiary unless, after giving effect thereto, the aggregate amount of all Debt of the Company and its Restricted Subsidiaries secured by mortgages which would otherwise be subject to the restrictions of Section 5.01 hereof and the Attributable Debt in respect of all Sale and Leaseback Transactions pursuant to clause (2) under Section 5.02 hereof in existence at such time does not at the time exceed 15% of Consolidated Net Tangible Assets.

Section 5.04Merger, Consolidation and Sale of Assets.

(a)The Company will not consolidate with or merge into any other Person or sell, convey, transfer or lease all or substantially all its assets to any other Person, unless (1) the Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or lease is made (A) is incorporated or otherwise organized under the laws of the United States, any state thereof or the District of Columbia, and (B) expressly assume, by supplemental indenture, executed and delivered by such Person prior to or simultaneously with such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and interest and premium, if any, on all the Notes, according to their tenor, and the due and punctual performance and observance of all other obligations to the Holders and the Trustee under the Indenture or under the Notes to be performed or observed by the Company; and (2) immediately after giving effect to such consolidation, merger, sale, conveyance, transfer or lease, no Default shall have occurred and be continuing. Clause (2) of the immediately preceding sentence shall not apply to (X) any sale, conveyance, transfer or lease between or among the Company and one or more Subsidiaries of the Company, (Y) any merger of the Company into any Subsidiary of the Company or (Z) any merger of the Company into an Affiliate of the Company for the purpose of the Company reincorporating or reorganizing.

(b)Upon any consolidation of the Company with or merger of the Company into any other Person, or any sale, conveyance, transfer or lease of all or substantially all of the assets of the Company to any other Person, in accordance with this Section 5.04, the Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company in the Indenture, and thereafter, except in the case of a lease, the predecessor Company shall be relieved of and discharged from all obligations and covenants under the Indenture and the Notes, and from time to time such Person may exercise each and every right and power of the Company under the Indenture, in the name of the Company, or in its own name; and any act or proceeding by any provision of the Indenture required or permitted to be done by the Board of Directors or any officer of the Company may be done with like force and effect by the like board or officer of any Person that shall at the time be the successor of the Company hereunder. In the event of any such sale, conveyance or transfer, but not any such lease, the Company (or any successor entity which shall theretofore have become such in the manner described in this Section 5.04) shall be relieved of and discharged from all obligations and covenants under the Indenture and the Notes and may thereupon be dissolved and liquidated.

(c)The Trustee, subject to the provisions of Sections 10.01 and 10.02 of the Existing Indenture, may receive an Opinion of Counsel, prepared in accordance with Section 15.01 of the Existing Indenture, as conclusive evidence that any such merger, sale, conveyance or lease, and any such assumption, complies with the applicable provisions of the Indenture.

ARTICLE VI

MISCELLANEOUS

Section 6.01Trust Indenture Act Controls.

If any provision of this Twelfth Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Twelfth Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

Section 6.02Notices.

Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

if to the Company:

Ecolab Inc.
1 Ecolab Place
St. Paul, Minnesota 55102
Attention: General Counsel
Facsimile: (651) 250-2573

if to the Trustee:

Computershare Trust Company, N.A.
CTSO Mail Operations

600 South 4th Street

7th Floor

Minneapolis, Minnesota 55415
Attention: Ecolab Administrator/David Pickett
Email: david.pickett@computershare.com

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Notwithstanding any other provision of this Twelfth Supplemental Indenture, the Existing Indenture or any Note, where this Twelfth Supplemental Indenture, the Existing Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

Section 6.03Governing Law.

THIS TWELFTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.04Execution and Counterparts.

The parties may sign any number of copies of this Twelfth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Twelfth Supplemental Indenture.

The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to the Indenture or any document to be signed in connection with this Twelfth Supplemental Indenture shall be deemed to include electronic signatures (including, without limitation, any .pdf file, .jpeg file or any other electronic or image file, or any other “electronic signature” as defined under Signature Law, including Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

This Twelfth Supplemental Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Twelfth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 6.05Headings.

The headings of Articles and Sections of this Twelfth Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 6.06Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Twelfth Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the Company’s use of the proceeds from the Notes or for monies paid over to the Company pursuant to this Twelfth Supplemental Indenture. All of the provisions contained in the Existing Indenture in respect of the rights, privileges, and immunities of the Trustee, including but not limited to its rights to be compensated, reimbursed and indemnified, shall be applicable to the Trustee in respect of this Twelfth Supplemental Indenture as fully and with like force and effect as though set forth in full herein.

Section 6.07Adoption, Ratification and Confirmation.

The Existing Indenture, as supplemented and amended by this Twelfth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Twelfth Supplemental Indenture to be duly executed as of the date first written above.

ECOLAB INC.

By:	/s/ Catherine Loh
Name:	Catherine Loh
Title:	Vice President and Treasurer

COMPUTERSHARE TRUST COMPANY N.A.
(as successor to Wells Fargo Bank, National Association), as Trustee

By:	/s/ Thomas Worum
Name:	Thomas Worum
Title:	Assistant Vice President

[Signature Page to Twelfth Supplemental Indenture]

.

EXHIBIT A

[Form of Face of Note]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP No.: 278865BP4
ISIN: US278865BP48

ECOLAB INC.

5.250% NOTES DUE 2028

$500,000,000No.: R-1

ECOLAB INC., a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $500,000,000 (FIVE HUNDRED MILLION DOLLARS) or such other principal amount as shall be set forth on Schedule I hereto on January 15, 2028 and to pay interest thereon at the rate of 5.250% per annum from November 17, 2022 or from the most recent Interest Payment Date to which interest has been paid or duly provided for on January 15 and July 15 of each year, beginning July 15, 2023 (each an “Interest Payment Date”), until the principal hereof is paid or made available for payment.

The interest that is payable and is punctually paid or duly provided for on any Interest Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which will be the January 1 and July 1, as the case may be, immediately preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on the relevant Record Date and either may be paid to the Persons in whose name this Note (or one or more predecessor Notes)

.

are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten calendar days prior to such Special Record Date, or may be paid in any other lawful manner, all as more fully provided in the Indenture.  Payment of the principal of and premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose, or in such other office or agency as may be established by the Company pursuant to the Indenture (initially the principal corporate trust office of the Trustee in Minneapolis, Minnesota (the “Corporate Trust Office”)), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company through the Paying Agent (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register.  In the event that notes in definitive form shall have been issued, payments of principal, premium, if any, and interest at maturity will be made against presentation of this Note at the Corporate Trust Office (or such other office as may be established pursuant to the Indenture), by check or wire transfer.

Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee or an Authenticating Agent under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and attested.

Date:

ECOLAB INC.

By:
Name:
Title:

ATTEST:

[Signature Page to Global Note]

Trustee’s Certificate of Authentication

This is one of the Notes described in the Indenture.

Dated:

COMPUTERSHARE TRUST COMPANY N.A.,
as Trustee

By:
Authorized Signatory

[Form of Reverse of Note]

ECOLAB INC.

5.250% NOTES DUE 2028

1.This Note is one of a duly authorized issue of Securities of the Company designated as its 5.250% Notes due 2028 (the “Notes”) issued under an Indenture dated as of January 12, 2015 (herein called, together with the Twelfth Supplemental Indenture referred to below, the “Indenture”), between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

2.This Note is one of the Securities of the series designated on the face hereof, limited to an aggregate principal amount not to exceed $500,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Notes of this series, as specified in the Twelfth Supplemental Indenture between the Company and Trustee, dated as of November 17, 2022, establishing the form and certain terms of the Notes pursuant to the Indenture (the “Twelfth Supplemental Indenture”).  References herein to “this series” mean the series of Notes designated on the face hereof.

3.The Company may redeem the Notes at any time in whole or from time to time in part, in each case at the Company’s option, prior to December 15, 2027 (the “Par Call Date”), at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)100% of the principal amount of the Notes to be redeemed; and

(ii)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Twelfth Supplemental Indenture) plus 15 basis points less (b) interest accrued to the Redemption Date;

plus, in either case, accrued and unpaid interest, if any, to but excluding the Redemption Date.

In addition, the Company may redeem the Notes, at any time in whole or from time to time in part, at the Company’s option, on or after the Par Call Date, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to but excluding the Redemption Date.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Record Date according to this Note and the Indenture.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with DTC’s procedures) at least 10 days but not more than 60 days before the Redemption Date to the registered Holder of the Notes to be redeemed.

In the case of a partial redemption, for so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note.

Any notice to Holders of Notes of a redemption pursuant to this paragraph 3 hereof will include the appropriate calculation of the Redemption Price, but does not need to include the Redemption Price itself.  The actual Redemption Price, calculated as described above, will be set forth in a Company Order delivered to the Trustee no later than two Business Days prior to the Redemption Date.

4.Upon the occurrence of a Change of Control Repurchase Event, unless all of the Notes have been called for redemption pursuant to paragraph 3 of this Note, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of repurchase.  “Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event, as such terms are defined in the Indenture.  The Change of Control Offer will be made in accordance with the terms specified in the Indenture.

5.If an Event of Default with respect to the Notes (other than certain events of bankruptcy, insolvency or reorganization) shall occur and be continuing, the Trustee or the Holders of 25% or more in principal amount of the Outstanding Notes may declare the principal of and accrued but unpaid interest on this Note to be immediately due and payable in the manner and with the effect provided in the Indenture.  The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in principal amount of the Outstanding Notes.  If an Event of Default with respect to the Notes relating to certain events of bankruptcy, insolvency or reorganization shall occur and be continuing, then the principal amount of and all accrued but unpaid interest on this Note shall automatically, and without any declaration or any other action on the part of the Trustee or any Holder, become due and payable as provided in the Indenture.

6.The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of Notes at the time Outstanding.  The

Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

7.No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

8.As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Register of the Company, upon surrender of this Note for registration of transfer at the office or agency to be maintained by the Company for that purpose, or at such other office or agency as may be established by the Company for such purpose pursuant to the Indenture (initially the principal corporate trust office of the Trustee in Minneapolis, Minnesota), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for like aggregate principal amount, will be issued to the designated transferee or transferees.

9.The Notes are issuable only in fully registered form, without coupons, in denominations of $2,000 or any amount in excess thereof that is an integral multiple of $1,000.  As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

10.No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

11.Prior to the due presentment of this Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

12.Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.  Interest shall be payable to and excluding any Interest Payment Date.

13.The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.This Note shall not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

15.Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUT (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16.Each Holder of this Note covenants and agrees by such Holder’s acceptance thereof to comply with and be bound by the foregoing provisions.

17.All terms used in this Note which are defined in the Indenture and not otherwise defined in this Note shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ____________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature:

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Schedule I

SCHEDULE OF TRANSFERS AND EXCHANGES

The following increases or decreases in Principal Amount of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of trustee or Custodian